Contact:

Janet Williams

Director - Corporate Communications

(317) 610-2488

janet.williams@cummins.com

October 25, 2011

Cummins reports strong third quarter results

•      Sales increase 36 percent while EBIT grew by 43 percent

•      Company on track for full year sales and earnings records despite global macro-economic conditions

COLUMBUS, IN – Cummins Inc. (NYSE: CMI) today reported strong sales and earnings for the third quarter.  Year-over-year growth was driven by global mining and oil & gas markets, on-highway markets in North America and Brazil, and construction demand in Asia.

Third quarter sales were $4.6 billion, up 36 percent from the same period last year.  All segments delivered double-digit growth over the prior year.

Earnings before interest and taxes (EBIT) were $640 million, or 13.8 percent of sales, compared to $449 million, or 13.2 percent of sales, in the same period in 2010.

Net income attributable to Cummins Inc. in the third quarter was $452 million, an increase of 60 percent from a year ago, or $2.35 per diluted share. This compares to $283 million or $1.44 per diluted share a year ago.

"We delivered strong performance in the third quarter and 2011 will be a record year for the company,” said Tom Linebarger, President and Chief Operating Officer. "Many of our key markets continue to show strong growth, for example, mining, oil & gas, and North American on-highway markets.  However, as discussed at our recent investor conference, there is some uncertainty around the macro-economic environment. Government actions to reduce inflation in India and China have resulted in softer near-term demand than we previously expected. This, along with the recent strengthening of the US Dollar, has caused us to slightly soften full year revenue guidance to a range of $17.5 to $18 billion, which would represent an increase of over $4 billion or over 30 percent compared to 2010.”

The Company now expects to deliver record profits of between 14 and 14.5 percent EBIT, compared to 12.5 percent in 2010.  This guidance excludes gains from the sale of the exhaust and light-duty filtration businesses.

“Cummins is having its best year ever,” said Tim Solso, Chairman and Chief Executive Officer.  “Achieving more than 30 percent revenue growth and record profitability this year, despite all the uncertainty in the world, says a lot about the performance culture at the Company.  Cummins has the best technology in the industry, a very strong and experienced leadership team and great global partners.  I am very confident in the Company’s future.”

Engine segment sales of $2.96 billion were up 43 percent compared to the same quarter a year ago.  This increase was driven by on-highway markets in North America and Latin America, strong worldwide oil & gas, mining and construction activity. Engine segment EBIT was $349 million, or 11.8 percent of sales.

Power Generation segment had sales of $874 million, a year-over-year increase of 10 percent.  Improvements in China, North America, Europe and the Middle East offset weaker demand in India.  Power Generation segment EBIT was $92 million or 10.5 percent of sales.

Components segment sales of $1.02 billion were up 32 percent year-over-year.  All businesses experienced strong growth driven primarily by higher demand in on-highway markets in the US and Europe.  Components segment EBIT was $113 million, or 11.1 percent of sales.

Distribution segment sales were $783 million, an increase of 37 percent from the third quarter last year. Growth over the prior year was driven by oil & gas markets in North America, power generation demand in Asia, and industrial demand ahead of the Tier 4 emission change in North America and Europe.  Distribution segment EBIT was $104 million, or 13.3 percent of sales.

Other third quarter highlights:

  Cummins repurchased 1.9 million shares at a cost of $173 million.
  Company increased its dividend 52 percent effective in July.
  S&P increased Cummins’ credit rating to ‘A’.  This follows an upgrade by Fitch Ratings in June.

Third quarter details (all comparisons to the same period in 2010)

Engine Segment

  Sales - $2.96 billion, up 43 percent
  Segment EBIT - $349 million, or 11.8 percent of sales, compared to $223 million or 10.8 percent of sales
  Growth driven by on-highway markets in North America and Latin America, strong worldwide oil & gas and mining activity, and industrial engines in North America and Europe

Power Generation

  Sales - $874 million, up 10 percent
  Segment EBIT - $92 million or 10.5 percent of sales, compared to $97 million or 12.3 percent
  Growth driven by China, North America, and Europe was partially offset by weaker demand in India and Latin America.

Components

  Sales - $1.02 billion, up 32 percent
  EBIT - $113 million, or 11.1 percent of sales, compared to $63 million or 8.2 percent of sales
  Growth driven primarily by higher demand in on-highway markets in the United States and stronger growth in the emerging markets

Distribution

  Sales - $783 million, up 37 percent
  EBIT - $104 million or 13.3 percent of sales, compared to $74 million or 12.9 percent of sales
  Growth was driven by oil and gas markets in North America, power generation demand in Asia, and industrial demand ahead of the Tier 4 emission change in North America and Europe

Click here to read the financial statements from the third quarter.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employs approximately 40,000 people worldwide and serves customers in approximately 190 countries and territories through a network of more than 600 company-owned and independent distributor locations and approximately 6,000 dealer locations. Cummins earned $1.0 billion on sales of $13.2 billion in 2010. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, expectations, hopes, beliefs and intentions on strategies regarding the future.  Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2010 Annual Report on Form 10-K.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.